UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

ALCOA CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO ALCOA CORPORATION’S DEFINITIVE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 6, 2026 (“PROXY STATEMENT”)

On March 19, 2026, Alcoa Corporation (the “Company”) filed its Proxy Statement with the Securities and Exchange Commission. The Company is filing this supplement to its Proxy Statement solely to correct an inadvertent labeling error in the table on page 48 in the “Non-Financial Metrics (30%)—Human Resources Management” section under the “Performance Metric” column. The correct order of the labels under the “Non-Financial Metrics (30%)—Human Resources Management” section is “Underrepresented Employee Hires (%)” followed by “Global Women (%)”. All other information referenced in this table and in the corresponding footnotes to the table is correct.

This supplement should be read in conjunction with the Proxy Statement, and other than the revisions described above, this supplement does not modify any other information in the Proxy Statement. From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.

Dated: March 24, 2026